Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Common Stock

of

A.C. MOORE ARTS & CRAFTS, INC.

at

$1.60 Net Per Share

by

SBAR’S ACQUISITION CORPORATION,

a wholly owned subsidiary of

NICOLE CRAFTS LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, AT THE END OF WEDNESDAY, NOVEMBER 16, 2011, UNLESS

THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated October 18, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), relating to an offer by Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Purchaser”) and a wholly owned subsidiary of Nicole Crafts LLC, a Delaware limited liability company (“Parent”), to purchase all of the issued and outstanding shares of Common Stock, no par value (the “Shares”), of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), at a price per Share of $1.60 to the sellers thereof in cash (the “Offer Price”) without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Stockholders of the Company whose certificates for such Shares (the “Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1. The Offer Price is $1.60 per Share to the sellers thereof without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is made for all issued and outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger dated as of October 3, 2011, by and among Parent, Purchaser and the Company (as amended on October 17, 2011, and as it may further be amended or supplemented from time to time, the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the completion of the Offer, upon the terms, and subject to the satisfaction or waiver of certain conditions, of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”). Following the effective time of the Merger, the Company will continue as the surviving corporation and become a wholly owned subsidiary of Parent, and the separate corporate existence of Purchaser will cease.

4. The Company’s Board of Directors unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the Company’s stockholders; (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; and (iii) resolved to recommend that the Company’s stockholders accept the Offer, tender their Shares to Purchaser in the Offer and, if required by Pennsylvania law, vote to adopt the Merger Agreement and approve the Merger.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Wednesday, November 16, 2011, unless the Offer is extended.

6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7. The Offer is subject to a number of conditions as set forth in the Merger Agreement, including: (i) that there be validly tendered in accordance with the terms of the Offer, immediately prior to the expiration date of the Offer and not withdrawn, a number of Shares that represents at least 70.7% of the total number of Shares outstanding on a fully diluted basis; (ii) the receipt of proceeds by Parent under a debt commitment letter from Wells Fargo Bank, National Association (or the receipt of alternative financing from alternative sources on terms and conditions that are not materially less favorable to Parent), or the receipt of confirmation from such financing sources (or alternative financing sources) that the financing (or alternative financing) will be available in an amount sufficient to complete the Offer and Merger; and (iii) other customary conditions. See Section 15 — “Conditions to Purchaser’s Obligations” and Section 16 — “Certain Regulatory and Legal Matters” in the Offer to Purchase for a description of all of the conditions to the Offer.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all stockholders of the Company. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by the Depositary of (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares and other required documents; (ii) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company, pursuant to the procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase; and (iii) any other documents required by the Letter of Transmittal, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase. Stockholders of the Company tendering Shares may be paid at different times depending upon when Share Certificates or Book-Entry Confirmations with respect to the Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price to be paid by Purchaser for the Shares, regardless of any extension of the Offer or any delay in making payment.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

A.C. MOORE ARTS & CRAFTS, INC.

at

$1.60 Net Per Share

by

SBAR’S ACQUISITION CORPORATION

a wholly owned subsidiary of

NICOLE CRAFTS LLC

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated October 18, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Sbar’s Acquisition Corporation, which is a Pennsylvania corporation (“Purchaser”) and a wholly owned subsidiary of Nicole Crafts LLC, a Delaware limited liability company (“Parent”), to purchase all of the issued and outstanding shares of Common Stock, no par value (the “Shares”), of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), at a price per Share of $1.60 to the sellers thereof in cash without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

NUMBER OF SHARES TO BE TENDERED: (1)	SIGN HERE

SHARES	(Signature(s))

Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number

Dated:	Employer Identification Number or Social Security Number

(1)	Unless otherwise indicated, it will be assumed that all your shares are to be tendered

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